Exhibit to Item 77o
                     RULE 10f-3 TRANSACTIONS
                      10/1/2007-03/31/2008




                     FUND                                FUND       TRADE                                      SECURITY
                     NAME                               TICKER      DATE               ISSUER                    TYPE
-------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Institutional Tax Exempt Portfolio        L-TE      10/18/07    Puerto Rico Comwlth Trans        CASH/MUNI
Merrill Lynch Institutional Tax Exempt Portfolio        L-TE      10/26/07          California ST              CASH/MUNI
Merrill Lynch Institutional Tax Exempt Portfolio        L-TE      12/13/07           Michigan ST               BND/MUNI

                     FUND                                      SELLING                    TRADE          TRADE      AFFILATED
                     NAME                                    COUNTERPARTY                 AMOUNT         PRICE     UNDERWRITER
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Institutional Tax Exempt Portfolio       Wachovia Securities Inc.         65,500,000      100.619       MLPF&S
Merrill Lynch Institutional Tax Exempt Portfolio   Banc of America Securities LLC.     595,000,000      100.409       MLPF&S
Merrill Lynch Institutional Tax Exempt Portfolio         Morgan Stanley & Co.           35,000,000      100.813       MLPF&S

                                                                                         % OF
                                                                   AMOUNT PUR.         OFFERING          DATE
                     FUND                           GROSS            BY BLK          PUR. BY BLK       OFFERING
                     NAME                           SPREAD          ACCOUNTS           ACCOUNTS        COMMENCED
-------------------------------------------------------------------------------------------------------------------
Merrill Lynch Institutional Tax Exempt Portfolio   0.986%         220,000,000           21.78%         10/18/07
Merrill Lynch Institutional Tax Exempt Portfolio   0.573%        1,200,000,000          17.14%         10/26/07
Merrill Lynch Institutional Tax Exempt Portfolio   0.035%          40,000,000            2.96%         12/13/07